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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A


                                 AMENDMENT NO. 1

                                       TO


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                August 15, 2001                                 0-23252
Date of Report (Date of earliest event reported)        Commission File Number

                            IGEN INTERNATIONAL, INC.
                           (Exact name of registrant)


              Delaware                              94-2852543
      (State of organization)         (I.R.S. Employer Identification Number)


               16020 Industrial Drive, Gaithersburg Maryland 20877
              (Address of principal executive offices and zip code)

                                 (301) 869-9800
                         (Registrant's telephone Number)







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ITEM 5.  OTHER EVENTS

            IGEN International, Inc. ("IGEN" or the "Company") has entered into agreements with Meso Scale Technologies, LLC. ("MST") continuing Meso Scale Diagnostics, LLC. ("MSD"), a joint venture formed solely by the Company and MST in 1995. The amended agreements were negotiated by an independent committee of IGEN's board of directors acting on IGEN's behalf. The independent committee was comprised of three members of IGEN's board of directors -- Joop Sistermans, Robert Salsmans and Anthony Rees -- who are not members of IGEN's management and who are not related to any member of IGEN's management. The independent committee was formed by unanimous action of the Board in August 2000. The resolutions adopted by the Board delegated to the committee the exclusive power and authority to review and investigate the matters identified in certain demand letters and to determine what measures or actions, if any, should be undertaken on behalf of the Company in response to the demand letters. The committee was also authorized to address any other issues raised as a result of the committee's investigation and to effect any such measures or actions on behalf of the Company with the full power and authority of the Board, subject only to the requirements of Delaware law and the Company's governing documents. The committee's mandate specifically included the power and authority to negotiate, approve, execute and deliver any documents that the committee deemed necessary to respond to the demand letters and address the results of the committee's investigation.

            Under the amended agreements, IGEN holds a 31% voting equity interest in the joint venture. In addition, IGEN is entitled to a preferred return, payable out of a portion of both future profits and certain third-party financings before any payments are made to other equity holders, on $21 million of the funds it has previously invested in the venture and on additional funds it invests. The preferred return is 5% on investments made prior to January 1, 2001 and the prime rate plus 0.5% on investments made after January 1, 2001.

            IGEN and MST each hold one seat on MSD's two-member board of managers. IGEN's representative on the board is Richard J. Massey, IGEN's President and Chief Operating Officer, and MST's representative is Jacob Wohlstadter, who is the sole owner of MST and serves as President and Chief Executive Officer of MSD. Under most circumstances, significant governance matters require the approval of both IGEN and MST (and/or their representatives on the Board of Managers of MSD). Neither Dr. Massey nor any other executive officer or director of IGEN has any ownership interest in MST or MSD, other than through ownership of interests in IGEN.

            Under the terms of the revised joint venture agreement, IGEN agreed, subject to certain conditions, to fund the joint venture through November 30, 2003. IGEN's funding commitment may be satisfied in part through in-kind contributions of scientific and administrative personnel and shared facilities. The Company's funding commitment for the next 12 months is $19.5 million and may not be increased without the Company's consent. Thereafter, the Company's funding commitment would be determined on the basis of an annual budget prepared by MSD and submitted to a committee of IGEN's board of directors for approval. If the committee fails to approve the annual budget submitted by MSD, IGEN would still be required to provide MSD with transitional funding for an additional six months. If the committee fails to approve a budget submitted by MSD, MSD and MST have the right to terminate the joint venture unless the budget calls for funding that exceeds 110% of the prior 12

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months' funding and the committee makes a reasonable good faith determination for the rejection.

            The term of the joint venture is through November 30, 2003. MST and MSD will have the right to terminate the joint venture under other circumstances including (1) breach of IGEN's obligations, including its funding obligations to MSD, (2) MSD's termination of Jacob Wohlstadter's employment (other than for cause or disability), (3) if Mr. Wohlstadter is entitled to terminate his employment agreement for good reason (as defined in the agreement), or (4) upon a change in control of IGEN as defined in the joint venture agreement. Change in control includes, among other things, the acquisition, by any person or group (other than Samuel Wohlstadter and his affiliates), of 30% or more of the beneficial ownership of any class of voting securities of IGEN, or 15% or more of the beneficial ownership if combined with the right to nominate one or more directors of IGEN. Upon termination, expiration or non-renewal of the joint venture agreement, MSD and MST jointly have the right to repurchase IGEN's interest in MSD at its fair market value, less a discount of 7.5% to 15% depending on the cause of termination or non-renewal.

            Under the terms of the revised agreements, MSD has a worldwide, perpetual, exclusive license (with certain exceptions) to IGEN's technology for use in MSD's programs. If IGEN ceases to be a member of the joint venture, IGEN will receive royalty payments from MSD on all products developed and sold by MSD using IGEN's technology. MST holds a worldwide, perpetual, non-exclusive license for certain non-diagnostic applications of IGEN's technology. IGEN will receive royalty payments from MST on any products developed and sold by MST that use this technology.

            Under the revised agreements, IGEN and Jacob Wohlstadter revised the terms of his consulting arrangement with IGEN to provide for a term running through August 15, 2004. Pursuant to the consulting agreement, Mr. Wohlstadter will be entitled to receive such fees as the Company and Mr. Wohlstadter agree to when particular services are requested by the Company. In addition, MSD entered into an employment contract with Mr. Wohlstadter that provides for a term running concurrent with the joint venture agreement. Mr. Wohlstadter has agreed to serve as President and CEO of MSD for an initial annual salary of $250,000. Mr. Wohlstadter will be eligible to receive, at the discretion of an independent committee of the IGEN Board, an annual cash bonus in an amount not to exceed 20% of his annual salary. If MSD terminates the employment agreement without cause, or Mr. Wohlstadter terminates the employment agreement for good reason (which includes a change in control of IGEN as described above), Mr. Wohlstadter shall be entitled to receive, in addition to salary and pro rata bonus and adjustments earned through the 60th day following the notice of termination, an amount equal to from 3 to 12 times (depending on the reason for the termination) the monthly pro rata salary, bonus and adjustments in effect at the time of the termination. In addition, upon such a termination, MSD and MST shall have a joint right to repurchase IGEN's interest in MSD on the terms described above. IGEN is responsible for all amounts payable, costs incurred and other obligations under the employment agreement, which is expected to be paid out of IGEN's capital contribution to MSD. The Company has also agreed to indemnify Mr. Wohlstadter against certain liabilities, including liability from the joint venture.

            The independent committee has also issued a report dated August 24, 2001, summarizing its findings with respect to the demand letters and derivative lawsuits subsequently filed by Brown Simpson Strategic Growth Fund L.P. and Lawrence Paskowitz. The independent committee concluded that the actions undertaken by the committee completely address the demands made in the demand letters and by the complaints as they relate to the derivative actions, including those claims directed at the MSD joint venture. In particular, with respect to the MSD joint venture, in the committee's view, certain terms in the original 1995 joint venture documents exceeded the board mandate but Dr. Massey, who negotiated and executed the agreements on behalf of the Company, acted in good faith and with the subjective belief that his actions were duly authorized and in the best interests of the Company and its stockholders. The committee also concluded that, notwithstanding any errors that may or may not have occurred in this regard, Dr. Massey has provided critical direction for and management of the Company's business. The committee found that it is not in the best interest of the Company or its stockholders to pursue any of the demands contained in the demand letters and, on behalf of the Company, refused the demands made in the demand letters and the lawsuits and urged the court to dismiss the derivative claims in the lawsuits.


ITEM 7.  EXHIBITS

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Exhibit 99.1       Amendment No. 1 to Joint Venture Agreement, by and among
                   Meso Scale Diagnostics, LLC., Meso Scale Technologies, LLC. and IGEN International, Inc., dated as of August 15, 2001 (portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission)

Exhibit 99.2 Amendment No. 1 to IGEN/MSD License Agreement, by and among Meso Scale Technologies, LLC. and IGEN International, Inc., dated as of August 15, 2001 (portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission)

Exhibit 99.3 Amendment No. 1 to MSD/MST Sublicense Agreement, by and among Meso Scale Diagnostics, LLC., Meso Scale Technologies, LLC. and IGEN International, Inc., dated as of August 15, 2001 (portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission)

Exhibit 99.4 MSD/MST Sublicense Agreement, by and among Meso Scale Diagnostics, LLC., Meso Scale Technologies, LLC. and IGEN International, Inc., dated as of November 30, 1995

Exhibit 99.5 First Amendment of Limited Liability Company Agreement of Meso Scale Diagnostics LLC., dated August 15, 2001

Exhibit 99.6 Consulting Agreement, by and between IGEN International, Inc. and Jacob N. Wohlstadter, made effective as of November 30, 1996

Exhibit 99.7 Indemnification Agreement, by and between IGEN International, Inc., Jacob N. Wohlstadter and JW Consulting Services, L.L.C., made effective as of November 30, 1996

Exhibit 99.8 Employment Agreement, by and among Meso Scale Diagnostics, LLC., Meso Scale Technologies, LLC., IGEN International, Inc. and Jacob Wohlstadter, dated as of August 15, 2001 (portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission)

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                                    SIGNATURE
                                    ---------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IGEN INTERNATIONAL, INC.



                                        By: /s/ Samuel J. Wohlstadter
                                           _____________________________
                                            Name: Samuel J. Wohlstadter
                                            Title: Chief Executive Officer



Dated:   September 4, 2001